Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in the following Registration Statements and Amendments of Nortel Networks Limited of our report dated February 1, 2002, except as to notes 18 and 19, which are as of April 21, 2002, appearing in this Current Report on Form 8-K dated May 13, 2002:

•	Post Effective Amendment No. 1 on Form S-8 (Nortel Networks U.S. Deferred Compensation Plan) (Registration Statement No. 333-11558)

•	Form S-3 Registration Statement (Debt Securities and Warrants) (Registration Statement No. 333-1720)

•	Form S-3 Registration Statement (Debt Securities and Warrants) (Registration Statement No. 33-71494)

•	Form S-3 Registration Statement (Debt Securities and Warrants) (Registration Statement No. 33-54494)

•	Form S-3 Registration Statement (Debt Securities and Warrants) (Registration Statement No. 33-51888)

•	Form S-3 Registration Statement (4.25% Convertible Senior Notes /Guarantee /Common Shares) (Registration Statement No. 333-79428)

•	Amendment No. 1 on Form S-3 (4.25% Convertible Senior Notes/Guarantee /Common Shares) (Registration Statement No. 333-79428)

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chartered Accountants

Toronto, Canada
May 13, 2002